UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 22, 2010

ENERTOPIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
(Address of principal executive offices) (Zip code)
Registrant's telephone number, including area code: (604) 602-1633

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e -4(c))

Item 3.01

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Effective March 26, 2010, Enertopia Corp. (the "Company") had its stock quotation under the symbol "GLCP" deleted from the OTC Bulletin Board. The symbol was deleted for factors beyond the Company’s control due to various market makers electing to shift their orders from the OTCBB to the Pink OTC Markets Inc. As a result of these market makers not providing a quote on the OTCBB for four consecutive days the Company was deemed to be deficient in maintaining a listing standard at the OTCBB pursuant to Rule 15c2-11.

In June 2010, Pennaluna & Company submitted an application pursuant to FINRA Rule 6440 and Rule 15c2-11 to have our shares re-quoted on the OTCBB. Effective July 22, 2010, we received notice that our shares were cleared for trading and would be re-quoted under the symbol "ENRT" on the OTC Bulletin Board.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated July 28, 2010 Announcing OTC:BB listing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2010

Enertopia Corp.

By: ____”Robert McAllister”______
Robert G. McAllister
President and Director